Exhibit 99.2

MEDOFFICE DIRECT, LLC

Unaudited Condensed Financial Statements

For the Nine Months Ended September 30, 2020 and 2019

MEDOFFICE DIRECT, LLC

(a Partnership)

CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2020	2019
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$53,621	$10,666
Total Current Assets	53,621	10,666

Other Assets:
Computer and office equipment, net of accumulated depreciation of $20,343 and $20,098 as of September 30, 2020 and December 31, 2019, respectively	26	271

Total Assets	$53,647	$10,937

LIABILITIES AND MEMBERS’ DEFICIT

Current Liabilities:
Accounts payable	$67,146	$161,051
Accrued interest expense	560,389	464,878
Accrued expenses payable to related party	---	100,000
Notes payable to related party	936,500	931,691
Notes payable	112,382	---
Convertible notes payable	285,000	285,000
Total Current Liabilities	1,961,417	1,942,620

Notes payable to third parties, long term portion	6,270	---

Total Liabilities	1,967,687	1,942,620

Members’ Deficit:
Members’ equity	3,780,420	3,680,420
Accumulated deficit	(5,694,460)	(5,612,103)
Total Members’ Deficit	(1,914,040)	(1,931,683)

Total Liabilities and Members’ Deficit	$53,647	$10,937

See accompanying notes to unaudited condensed financial statements

MEDOFFICE DIRECT, LLC

(a Partnership)

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS AND MEMBERS’ EQUITY

Nine Months Ended September 30, 2020 and 2019

	Nine Months Ended September 30,
	2020	2019

Product revenue	$862,231	$488,642

Cost of goods sold	561,461	438,571

Gross profit	300,770	50,071

Selling, general and administrative expense	282,616	162,792

Income (loss) from operations	18,154	(112,721)

Other expenses:
Interest expense	(100,511)	(105,235)
Amortization of debt discount	---	(1,748)
Total other expenses	(100,511)	(106,983)

Net Loss	$(82,357)	$(219,704)

Members’ Deficit at Beginning of Period	$(1,931,683)	$(1,625,864)
Net Loss	(82,357)	(219,704)
Forgiveness of accrued board fees recorded as increase to members’ equity	100,000	---

Members’ Deficit at End of Period	$(1,914,040)	$(1,845,568)

See accompanying notes to unaudited condensed financial statements

MEDOFFICE DIRECT, LLC

(a Partnership)

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

Nine Months Ended September 30, 2020 and 2019

	Nine Months Ended
	September 30,
	2020		2019
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss		$(82,357)		$(219,704)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense		245		2,830
Amortization of debt discount		---		1,748

Changes in operating assets and liabilities:
Accounts payable		68,655		44,481
Accrued interest expense		95,511		87,696
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES		82,054		(82,949)

NET CASH USED IN INVESTING ACTIVITIES		---		---

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from issuance of notes payable to third parties		11,757		---
Proceeds from issuance of notes payable to related parties		4,809		86,791
Repayment of notes payable to third parties		(55,665)		---
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES		(39,099)		86,791

NET INCREASE IN CASH AND CASH EQUIVALENTS		42,955		3,842

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD		10,666		19,500

CASH AND CASH EQUIVALENTS AT END OF PERIOD		$53,621		$23,342

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$	---	$	---
Schedule of non-cash investing and financing activities:
Accounts payable converted to note payable		$162,560	$	---
Forgiveness of accrued board fees recorded as increase to members’ equity		$100,000	$	---

See accompanying notes to unaudited condensed financial statements

MEDOFFICE DIRECT, LLC

(a Partnership)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

September 30, 2020 and 2019

NOTE 1 – DESCRIPTION OF COMPANY

Description of Business

MedOfficeDirect, LLC (“MOD” or the “Company”) is a Naples, Florida-based virtual distributor of discounted medical supplies selling to both consumers and medical practices throughout the United States. With over 13,000 name brand medical products in over 150 different categories, MOD leverages Group Purchasing Organization (GPO) pricing discounts with a small unit-of-measure direct-to-consumer shipping model to make ordering medical supplies both convenient and highly cost effective for its users. The MOD online marketplace can be found at www.medofficedirect.com. MOD was founded in 2014 and, since its inception, has operated as a single-entity partnership.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company prepares its financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America, except where otherwise noted. These unaudited condensed financial statements should be read in conjunction with the Company’s financial statements and notes thereto for the years ended December 31, 2019 and 2018, respectively. The results of operations for the nine months ended September 30, 2020 are not necessarily indicative of results for the entire year ending December 31, 2020.

Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company presents its statement of cash flows using the indirect method. For purposes of the statement of cash flows, cash includes cash in checking accounts.

Accounts receivable

All of the Company’s sale are collected at the time an order is placed, so the Company does not record any accounts receivable or related allowance for doubtful accounts. The Company does not have any off-balance-sheet credit exposure related to its customers.

MEDOFFICE DIRECT, LLC

(a Partnership)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

September 30, 2020 and 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Computer and Office Equipment

Computer and office equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For condensed financial statement purposes, computer and office equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 2 to 3 years. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. There was no impairment as of September 30, 2020 or December 31, 2019.

Internal Use Software

The Company accounts for costs incurred to develop or purchase computer software for internal use in accordance with FASB ASC 350-40 “Internal-Use Software” or ASC 350-50 “Website Costs.” As required by ASC 350-40, costs incurred to maintain existing product offerings are expensed as incurred.

Convertible Notes

Convertible notes are regarded as compound instruments, consisting of a liability component and an equity component. The component parts of compound instruments are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangement. At the date of issue, the fair value of the liability component is estimated using the prevailing market interest rate for a similar non-convertible instrument. This amount is recorded as a liability on an amortized cost basis until extinguished upon conversion or at the instrument’s maturity date. The equity component is determined by deducting the amount of the liability component from the fair value of the compound instrument as a whole. This amount is recognized as members’ equity and is not subsequently remeasured. After initial measurement, both components are carried at the net amortized cost.

Concentrations of Credit Risk

The Company’s financial instruments exposed to a concentration of credit risk are comprised of cash an cash equivalents. The Company maintains cash balances in two checking accounts at a single financial institution and one merchant account at a separate financial institution that are insured by the Federal Deposit Insurance Corporation (FDIC) up to a combined total of $250,000; at times, the cash in these institutions may exceed FDIC insured limits. The Company has not experienced any loss in such accounts. The Company also collects payments from customers in a separate merchant account that is not insured by the FDIC; however, the Company does not maintain material balances in such accounts, as balances are regularly swept to the Company’s checking accounts. The Company believes it is not exposed to any significant credit risk on these cash balances.

No customers represent 10% or more of the Company’s revenue.

The Company sources all of its merchandise from one vendor.

MEDOFFICE DIRECT, LLC

(a Partnership)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

September 30, 2020 and 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Warrants

In connection with certain financing arrangements, the Company has issued warrants to purchase members’ equity units. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. Warrants issued in conjunction with the issuance of members’ equity units are initially recorded at fair value as a reduction in the value of member’s equity units issued. The Company uses a binomial lattice option pricing model that embodies all of the requisite assumptions (including the underlying price, exercise price, term, volatility, and risk-free interest-rate) necessary to fair value these instruments. No warrants were issued during the nine months ended September 30, 2020 or 2019.

Revenue Recognition

Revenue recognition from contracts is governed by ASC 606, “Revenue from Contracts with Customers” (“ASC 606”). The Company recognizes revenue in an amount that reflects the consideration to which the Company expects to be entitled in exchange for the transfer of goods to customers. Revenue is derived from the distribution of medical products that are sourced from a third party. The Company recognizes revenue at a point in time when title transfers to customers and the Company has no further obligation to provide services related to such products, which occurs when the product ships. The Company is the principal in its revenue transactions and as a result revenue is recorded on a gross basis. The Company has determined that it controls the ability to direct the use of the product provided prior to transfer to a customer, is primarily responsible for fulfilling the promise to provide the product to its customer, has discretion in establishing prices, and ultimately controls the transfer of the product to the customer. Shipping and handling costs billed to customers are recorded in revenue.

Sales Tax

Sales are made inclusive of sales tax, where such sales tax is applicable. Sales tax is applicable on sales made in the state of Florida, where the Company has physical nexus. The Company has determined that it does not have economic nexus in any other states. The Company does not sell products outside of the United States.

Sales Returns

The Company maintains a return policy that allows customers to return product within a specified period of time prior to and subsequent to the expiration date of the product. Total returns during the nine months ended September 30, 2020 and 2019 were $288,362 and $20,809, respectively, which were recorded as a reduction to revenue when incurred. The Company analyzes the need for a product return allowance at the end of each period based on eligible products. The Company concluded that no return allowance was required as of September 30, 2020 or December 31, 2019.

MEDOFFICE DIRECT, LLC

(a Partnership)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

September 30, 2020 and 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Contract assets and liabilities

In accordance with ASC 606-10-45-3, a contract asset exists when the Company’s right to payment for goods and services already transferred to a customer is conditional on something other than the passage of time. The Company will recognize a contract asset when it has fulfilled a contract obligation but must perform other obligations before being entitled to payment. In accordance with ASC 606-10-45-2, A contract liability is Company’s obligation to transfer goods or services to a customer when the customer prepays consideration or when the customer’s consideration is due for goods and services that the Company will yet provide whichever happens earlier. There were no contract assets or liabilities as of September 30, 2020 or December 31, 2019.

Contract costs

Under ASC 606, the Company applies the following three steps in order to evaluate the costs to be capitalized:

●	Incremental costs directly related to a specific contract;

●	Costs that generate or enhance resources of the company that will be used to satisfy performance of the terms of the contract; and

●	Costs that are expected to be recovered from the customer.

No contract costs are capitalized for the nine months ended September 30, 2020 or 2019.

Cost of Goods Sold

Cost of goods sold is recognized for each order when the product ships. Shipping costs incurred by the Company are recorded in cost of goods sold.

Advertising and Promotion

The Company expenses all advertising costs as they are incurred. Total advertising expenses were $84,748 and $62,878 for the nine months ended September 30, 2020 and 2019, respectively.

Income Taxes

Income taxes have not been provided as each LLC member is individually liable for the taxes, if any, on its share of the partnership’s income and expenses. GAAP provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements and requires the evaluation of tax positions taken or expected to be taken in the course of preparing the partnership’s financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions with respect to tax at the partnership level not deemed to meet the “more-likely-than-not” threshold would be recorded as a tax expense in the current year. The Company concluded that no provision for income tax is required in the partnership’s financial statements.

The US Congress enacted the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) on March 27, 2020. The changes to section 163(j) business interest expense limitation as a result of the CARES Act may impact taxpayers generally, as well as partnerships.

Section 163(j), in its current form, was enacted as part of the Tax Cuts and Jobs Act of 2017 (the “TJCA”). section 163(j) imposes a limit on the deductibility of business interest expense equal to the sun of (i) business interest income, (ii) 30% of “adjusted taxable income” (“ATI”), and (iii) “floor plan financing interest.” For taxable years beginning before 2022, ATI essentially is equal to a taxpayer’s earnings before interest, taxes, depreciation, amortization and depletion (“EBITDA”). For later taxable years, depreciation, amortization and depletion will reduce ATI. Business interest expense that is limited under section 163(j) is carried forward to future years by treating it as paid or incurred in the following taxable year.

For partnerships and their partners, the rules are more complicated. First, the section 163(j) limitation is calculated at the partnership level, and not the partner level. Partnerships with fully deductible business interest expense then allocate both that business interest expense and any “excess taxable income” (“ETI”) (i.e., partnership ATI that was not needed to offset partnership business interest expense in the section 163(j) calculation) among their partners. Allocated ETI can be used by the partners as ATI in their partner-level 163(j) calculations, while allocated busines interest expense is automatically deductible.

There are other tax ramifications to Partnerships, based upon the CARES Act, that affect partnerships, but are not discussed here, but should not affect the Company materially.

MEDOFFICE DIRECT, LLC

(a Partnership)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

September 30, 2020 and 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company files U.S. federal and various state and local tax returns. No income tax returns are currently under examination. In general, the statute of limitations of the Company’s U.S. federal tax returns remains open three years after a tax return is filed. The statutes of limitations on the Company’s state and local tax returns may remain open for an additional year depending upon the jurisdiction. Management does not believe that there are any uncertain tax positions that require recognition of a tax liability.

On October 19, 2020, the Company entered into a definitive agreement to be acquired by HealthLynked Corp. (OTCQB:HLYK) (“HealthLynked”) and the acquisition was completed (See NOTE 10 - EVALUATION OF SUBSEQUENT EVENTS).

Fair Value of Assets and Liabilities

Fair value is the price that would be received from the sale of an asset or paid to transfer a liability (i.e. an exit price) in the principal or most advantageous market in an orderly transaction between market participants. In determining fair value, the accounting standards have established a three-level hierarchy that distinguishes between (i) market data obtained or developed from independent sources (i.e., observable data inputs) and (ii) a reporting entity’s own data and assumptions that market participants would use in pricing an asset or liability (i.e., unobservable data inputs). Financial assets and financial liabilities measured and reported at fair value are classified in one of the following categories, in order of priority of observability and objectivity of pricing inputs:

● Level 1 – Fair value based on quoted prices in active markets for identical assets or liabilities;

● Level 2 – Fair value based on significant directly observable data (other than Level 1 quoted prices) or significant indirectly observable data through corroboration with observable market data. Inputs would normally be (i) quoted prices in active markets for similar assets or liabilities, (ii) quoted prices in inactive markets for identical or similar assets or liabilities or (iii) information derived from or corroborated by observable market data;

● Level 3 – Fair value based on prices or valuation techniques that require significant unobservable data inputs. Inputs would normally be a reporting entity’s own data and judgments about assumptions that market participants would use in pricing the asset or liability.

The fair value measurement level for an asset or liability is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques should maximize the use of observable inputs and minimize the use of unobservable inputs. The Company uses a binomial lattice option pricing model to fair value these instruments.

Recent Accounting Pronouncements

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments — Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. The guidance affects the accounting for equity investments, financial liabilities under the fair value option and the presentation and disclosure requirements of financial instruments. The guidance is effective in the first quarter of fiscal 2019. The Company adopted this guidance effective January 1, 2019. The adoption of this guidance did not materially impact the Company’s financial statements and related disclosures.

MEDOFFICE DIRECT, LLC

(a Partnership)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

September 30, 2020 and 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In July 2018, the FASB issued ASU 2018-09 to provide clarification and correction of errors to the Codification. The amendments in this update cover multiple Accounting Standards Updates. Some topics in the update may require transition guidance with effective dates for annual periods beginning after December 15, 2018. We adopted this guidance effective January 1, 2019. The adoption of this guidance did not materially impact our financial statements and related disclosures.

Going Concern

The accompanying financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of September 30, 2020, the Company had a working capital deficit of $1,907,796 and accumulated deficit $5,694,460. The Company had a net loss of $82,357 in the nine months ended September 30, 2020 and net cash provided by operating activities of $82,054. Net cash used in financing activities was $39,099 in the nine months ended September 30, 2020, from proceeds from notes payable offset by payments against notes payable balances. On October 19, 2020, the Company was acquired by HealthLynked.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These condensed financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

A novel strain of coronavirus, COVID-19, that was first identified in China in December 2019, has surfaced in several regions across the world and resulted in travel restrictions and business slowdowns or shutdowns in affected areas. The further spread of COVID-19, and the requirement to take action to limit the spread of the illness, may impact our ability to carry out our business as usual and may materially adversely impact global economic conditions, our business and financial condition. To date, we do not believe that COVID-19 has had a material adverse impact on our business, as our busines is carried out primarily online, we do not have a substantial fixed infrastructure and consumers have tended to move toward online purchasing during the COVID-19 pandemic. However, the extent to which COVID-19 may continue to impact our business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the continued geographic spread of the disease, the duration of the outbreak, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

MEDOFFICE DIRECT, LLC

(a Partnership)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

September 30, 2020 and 2019

NOTE 3 – COMPUTER AND OFFICE EQUIPMENT

As of September 30, 2020 and December 31, 2019, computer and office equipment was as follows:

	September 30,	December 31,
	2020	2019
Computer and office equipment, cost	$20,369	$20,369
Less: accumulated depreciation	(20,343)	(20,098)
Computer and office equipment, net	$26	$271

Depreciation expense during the nine months ended September 30, 2020 and 2019 was $245 and $2,830, respectively. All computer and office equipment was pledged as security for certain secured promissory notes payable to related parties as described in Note 5 and secured convertible promissory notes as described in Note 7.

NOTE 4 – ACCRUED INTEREST EXPENSE

As of September 30, 2020 and December 31, 2019, accrued interest expense related to debt instruments was as follows:

	September 30,	December 31,
	2020	2019
Accrued interest on notes payable to related party	$365,976	$296,500
Accrued interest on notes payable	6,751	2,110
Accrued interest on convertible notes payable	187,662	166,268
	$560,389	$464,878

MEDOFFICE DIRECT, LLC

(a Partnership)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

September 30, 2020 and 2019

NOTE 5 – RELATED PARTIES

Notes Payable to Related Parties

As of September 30, 2020 and December 31, 2019, the Company had the following notes payable to Dr. Michael Dent, the Company’s founder and Chairman of the Board, and to George O’Leary, a Director:

	September 30,	December 31,
	2020	2019
Senior secured promissory note to Dr. Dent dated October 22, 2014, 10% annual interest, indefinite maturity date	$164,500	$164,500
Senior secured revolving promissory note to Dr. Dent dated October 22, 2014, 10% annual interest, indefinite maturity date	300,000	300,000
Unsecured promissory note to Dr. Dent dated April 20, 2017, 10% annual interest, indefinite maturity date	25,000	25,000
Secured promissory note to Dr. Dent dated January 31, 2018, 10% annual interest, indefinite maturity date	75,000	75,000
Other advances payable to Dr. Dent pursuant to unsecured blanket promissory notes, 10% annual interest, indefinite maturity date	197,500	192,691
Unsecured promissory note to Mr. O’Leary dated July 27, 2017, 15% annual interest, indefinite maturity date	159,500	159,500
Unsecured promissory note to Mr. Salamone dated July 13, 2018, 10% annual interest, maturity July 12, 2020	5,000	5,000
Unsecured promissory note to Mr. Bello dated August 16, 2018, 10% annual interest, maturity August 15, 2020	10,000	10,000
	$936,500	$931,691

On January 31, 2018, Dr. Dent loaned $75,000 to the Company in the form of a 10% Secured Promissory Note (the “$75k Note”). Dr. Dent was also granted 9.0 warrants that related to the issuance of the $75k Note as well as for retroactive issuance of $490,000 additional notes issued by Dr. Dent in 2014 and 2017. The fair value of the warrants was $218,388, which was allocated between the $75k Note and the prior period notes. In connection with the $75k Note, the Company recognized a discount at inception of $20,975 related to the warrants, which was amortized to “Amortization of debt discount” in the amount of $-0- and $1,748 in the nine months ended September 30, 2020 and 2019, respectively.

MEDOFFICE DIRECT, LLC

(a Partnership)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

September 30, 2020 and 2019

NOTE 5 – RELATED PARTIES (CONTINUED)

During the nine months ended September 30, 2020 and 2019, Dr. Dent made loans to the Company totaling $4,809 and $86,791, respectively, pursuant to the notes detailed above. On January 1, 2019, Dr. Dent agreed to extend the maturity date on all notes payable to him (the “Dent Notes”) to an indefinite date. In connection with the sale of the Company to HealthLynked in October 2020, on October 2, 2020 Dr. Dent agreed to convert 40% of the principal of the Dent Notes to units of the Company, accept 60% of the principal in cash from HealthLynked, and waive all interest and other demands or remedies available under default in satisfaction of the Unsecured Notes.

In July and September 2017, the Company issued three separate unsecured promissory notes to two investors (the “2017 Unsecured Notes”). The 2017 Unsecured Notes were issued with a face value of $110,000, which increased to $126,500 if repaid within 90 days, $143,000 if repaid between 90-180 days, and $157,500 if repaid after 180 days, at which point the notes were considered to be in default. In connection with the issuance of the 2017 Unsecured Notes, the holders also received a 5-year warrant to purchase 1.6 units at an exercise price of $62,500 per unit. The fair value of the warrants was $64,694, which was recorded as a discount at inception and amortized over the 180-day life of the 2017 Unsecured Notes. At inception, the Company recognized an additional discount of $33,000, being the difference between the amount of repayment if paid prior to maturity of $143,000 and the face value of $110,000. The combined discount was amortized over the 180-day life of the note prior to 2019. Following maturity in 2018, the Company also recognized an increase in the face value of $16,500 to “Interest expense.”

On March 30, 2018, Mr. O’Leary was assigned the 2017 Unsecured Notes in exchange for shares of a third-party company pledged by Mr. O’Leary for the benefit of the debtholders. In connection with the assignment, Mr. O’Leary also agreed to extend the maturity date on the 2017 Unsecured Notes to an indefinite date. In connection with the sale of the Company to HealthLynked in October 2020, on October 2, 2020 Mr. O’Leary agreed to convert 40% of the principal of the 2017 Unsecured Notes to units of the Company, accept 60% of the principal in cash from HealthLynked, reduce the principal to the original sated face value of $110,000, and waive all interest and other demands or remedies available under default in satisfaction of the 2017 Unsecured Notes.

During July and August 2018, the Company issued an aggregate of $15,000 unsecured promissory notes to two directors, Steve Bello and Chris Salamone (the “2018 Unsecured Notes”). The 2018 Unsecured Notes matured two years from issuance and note interest at 10% per annum. The 2018 Unsecured Notes matured unpaid in July and August 2020. Upon default, the holders’ rights included a demand for immediate repayment. In connection with the sale of the Company to HealthLynked in October 2020, on October 2, 2020 the holders of the 2018 Unsecured Notes agreed to convert 40% of the principal to units of the Company, accept 60% of the principal in cash from HealthLynked, and waive all interest and other demands or remedies available under default in satisfaction of the 2018 Unsecured Notes. The balance on the 2018 Unsecured Notes was $15,000 as of September 30, 2020 and December 31, 2019.

Other Amounts Due to, and Transactions with, Related Parties

As of September 30, 2020 and December 31, 2019, the Company owed a Chairman’s fee of $-0- and $100,000, respectively, to Dr. Michael Dent, the Company’s founder and Chairman of the Board. The accrue fee was forgiven by Dr. Dent during the nine months ended September 30, 2020, with an offsetting charge to “Members’ Deficit.”

MEDOFFICE DIRECT, LLC

(a Partnership)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

September 30, 2020 and 2019

NOTE 5 – RELATED PARTIES (CONTINUED)

As described further in Note 10, the Company was acquired by HealthLynked in October 2020 and certain debt obligations of the Company were retired in connection with the transaction. Dr. Dent is the CEO, Chairman and majority shareholder of HealthLynked and Mr. O’Leary is CFO and a Director of HealthLynked.

NOTE 6 – NOTES PAYABLE

On April 3, 2020, the Company converted past due accounts payable totaling $162,560 payable to its principal supplier into an unsecured promissory note payable. The note requires monthly payments of $13,916, bears interest at 5%, and matures on March 15, 2021. During the nine months ended September 30, 2020 and 2019, the Company made payments against this note in the amount of $55,665 and $-0-, respectively. The remaining balance on the note was $106,895 as of September 30, 2020.

On May 3, 2020, the Company received a loan in the amount of $11,757 under the Paycheck Protection Program (the “PPP”). The PPP loan, administered by the U.S. Small Business Administration (the “SBA”) and processed through Wells Fargo bank, was issued under the Coronavirus Aid, Relief, and Economic Security Act, also known as the CARES Act. The loan bears interest at 1% per annum and matures in May 2022. Principal and interest payments are deferred for the first six months of the loans. Pursuant to the terms of the PPP, principal amounts may be forgiven if loan proceeds are used for qualifying expenses as described in the CARES Act, including costs such as payroll, benefits, employer payroll taxes, rent and utilities. The remaining balance on the note was $11,757 as of September 30, 2020.

NOTE 7 – CONVERTIBLE NOTES PAYABLE

During 2015, the Company issued $500,000 of secured convertible promissory notes (the “Convertible Notes”) to five separate unrelated investors. The Convertible Notes matured in 2016 and bore interest at 10%. The Convertible Notes were convertible at the option of the holder into units of Company equity at a price of $50,000 per unit only after the Company completed a financing of at least $1.5 million. In connection with the issuance of the Convertible Notes, the holders also received a 5-year warrant to purchase the number of units equal to their investment divided by $50,000 with an exercise price of $62,500 per unit. The fair value of the warrants was $322,221, which was recorded as a discount against the notes and amortized in prior periods.

In 2016, the Company and the holders of the Convertible Notes entered into an agreement pursuant to which (i) one holder with a principal balance of $200,000 agreed to accept repayment of his note in full for payments totaling $125,0000, and (ii) the remaining holders, whose principal balance had been paid down by $15,000, agreed to extend the maturity date on the Notes until June 22, 2018 and accrue interest at 10% per annum on the notes going forward.

The Convertible Notes matured unpaid on June 22, 2018. Upon default, the holders’ rights included a demand for immediate repayment. In connection with the sale of the Company to HealthLynked in October 2020, on October 2, 2020 the holders of the Convertible Notes agreed to convert 40% of the principal to units of the Company, accept 60% of the principal in cash from HealthLynked, and waive all interest and other demands or remedies available under default in satisfaction of the Unsecured Notes.

The Company’s convertible notes payable balance was $285,000 as of September 30, 2020 and December 31, 2019.

MEDOFFICE DIRECT, LLC

(a Partnership)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

September 30, 2020 and 2019

NOTE 8 – MEMBERS’ EQUITY

The Company’s equity capital is comprised of Series A Units, Series B Units, Series C Units and non-voting Units. Series A Units are entitled to 5 membership votes per Unit. Series B and Series C Units are entitled to 1 membership vote per Unit. Non-voting Units are not entitled to vote. As of September 30, 2020, the Company was owned by 13 separate Unitholders and had outstanding a total of 3.5 Series A Units, 179.5 Series B Units, 7.00 non-voting Units and no Series C Units. No Unit holder held over 50% of the Company’s aggregate voting power. During the nine months ended September 30, 2020, the Company retired 10.75 Series B Units issued to two former employees and reallocated 10.50 of the Units to certain of the existing Unit holders, with 3.50 of the reallocated Units being Series A and 7.0 being non-voting Units. No new equity Units were issued during the nine months ended September 30, 2019

As of September 30, 2020 and December 31, 2019, the Company owed a Chairman’s fee of $-0- and $100,000, respectively, to Dr. Michael Dent, the Company’s founder and Chairman of the Board. The accrue fee was forgiven by Dr. Dent during the nine months ended September 30, 2020, with an offsetting charge to “Members’ Deficit.”

During the nine months ended September 30, 2020 and 2019, the Company also had outstanding a total of 36.6 warrants to purchase additional member Units at an exercise price of $62,500 per Unit. No warrants were granted, forfeited or exercised during the nine months ended September 30, 2020 and 2019. In October 2020, the warrant holders agreed to cancel all outstanding warrants in connection with the sale of the Company to HealthLynked.

No equity options were granted during any time from the inception of the Company.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Material contract

The Company sources all of its merchandise from one vendor. While the Company believes that other competitive vendors exist to fulfill a similar role, loss of this vendor could have a material adverse impact on the Company’s financial position and results of operations. As of September 30, 2020 and December 31, 2020 and 2019, accounts payable to this vendor totaled $67,146 and $161,051, respectively, and notes payable to this vendor totaled $106,895 and $-0-, respectively. On April 3, 2020, the Company converted past due accounts payable totaling $162,560 payable to this vendor into an unsecured promissory note payable. The note requires monthly payments of $13,916, bears interest at 5%, and matures on March 15, 2021.

Litigation

From time to time, the Company may be involved in a variety of claims, lawsuits, investigations and proceedings related to contractual disputes, employment matters, regulatory and compliance matters, intellectual property rights and other litigation arising in the ordinary course of business. The Company operates in a highly regulated industry which may inherently lend itself to legal matters. Management is aware that litigation has associated costs and that results of adverse litigation verdicts could have a material effect on the Company’s financial position or results of operations. The Company’s policy is to expense legal fees and expenses incurred in connection with the legal proceedings in the period in which the expense is incurred.

MEDOFFICE DIRECT, LLC

(a Partnership)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

September 30, 2020 and 2019

NOTE 9 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

On September 22, 2020, the Company entered into a Settlement and Release Agreement with its former CEO pursuant to which the individual agreed to surrender all equity interest in the Company in exchange for a covenant not to sue by the Company related to alleged misappropriation of Company resources by the Company during the individual’s employment.

The Company is not aware of any additional legal proceedings that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

NOTE 10 – EVALUATION OF SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 28, 2020, which is the date the financial statements were available to be issued.

On October 19, 2020, the Company entered into a definitive agreement to be acquired by HealthLynked and the acquisition was completed. Under the terms of acquisition, HealthLynked paid the Company’s members the following consideration: (i) an aggregate of 19,045,563 restricted shares of HealthLynked common stock, (ii) an aggregate of up to 10,004,749 restricted shares of HealthLynked common stock over a four-year period based on MOD achieving certain revenue targets as set forth in the Merger Agreement, (iii) the partial satisfaction of certain outstanding debt obligations of the Company with outstanding principal of $1,172,000 in exchange for $703,200 in cash paid by HealthLynked, representing 60% of the face value of such. The remaining 40% of the Company’s debt obligations to outside investors was converted to equity prior to the transaction.